Exhibit 13.1

Certification Pursuant to
18 U.S.C.  Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act 2002

In connection with the Annual Report on Form 20-F of Mahanagar Telephone Nigam Limited (the “Company”) for the yearly period ended March 31, 2007 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, R.S.P. Sinha, Chairman-cum-Managing Director of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R.S.P. Sinha
Name:	Mr. R.S.P. Sinha
Title:	Chairman-cum-Managing Director
Date:	September 24, 2007

    The foregoing certificate is solely for the purposes of compliance with the aforementioned Section 906 of the Sarbanes-Oxley Act 2002 and is not intended to be used or relied upon for any other purposes.